MERGER AGREEMENT AND
PLAN OF REORGANIZATION

THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 9, 2008 (this “Agreement”) by and among Southern Sauce Company, Inc., a Florida corporation (“Parent”), Shen Kun Acquisition Sub Limited, a British Virgin Islands company which is a wholly owned subsidiary of Parent (“Acquisition Subsidiary”) and Shen Kun International Limited, a British Virgin Islands company (“Shen Kun”);

Castle Bison, Inc., a California corporation (“Castle”), Martin Sumichrast (“Sumichrast”), Ralph Olson (“Olson”) and Vision Opportunity China LP, a Guernsey limited partnership (“Vision” and together with Castle, Sumichrast and Olson, the “Parent Controlling Shareholders”) are parties to this Agreement for purposes of Articles III, V, VI, VII, IX and X only;

Long Sunny Limited, a British Virgin Islands company (“Long Sunny”), Groom Profit Holdings Limited, a British Virgin Islands company (“Groom Profit”), Right Idea Holdings Limited, a British Virgin Islands company (“Right Idea”), the individuals, Mr. Miao Yang, Ms. Zhang Ying, Ms. Chen Fang, Mr. Wu Yanping, Mr. Liu Naifan, (Long Sunny, Groom Profit, Right Idea, Mr. Miao, Ms. Zhang, Ms. Chen, Mr. Wu, and Mr. Liu together constituting the “Shen Kun Shareholders”), Shengkai (Tianjin) Ceramic Valves Co., Ltd., a PRC wholly foreign-owned enterprise (“WFOE”), and Tianjin Shengkai Industrial Technology Development Co., Ltd., a PRC company (“Shengkai” and together with Shen Kun and WFOE, “the Shen Kun Companies”), are parties to this Agreement for purposes of Articles IV, V, VI, VII, VIII, IX and X only.

RECITALS

WHEREAS, the Shen Kun Shareholders own 100% of the issued and outstanding capital stock of Shen Kun (the “Shen Kun Shares”); and

WHEREAS, the Shen Kun Companies have entered into arrangements which effectively give Shen Kun control over Shengkai’s business and management;

WHEREAS, the Boards of Directors of each of Parent, Acquisition Subsidiary and Shen Kun have, pursuant to the laws of their respective jurisdiction, approved this Agreement and the consummation of the transactions contemplated hereby, including the merger of Acquisition Subsidiary with and into Shen Kun (the “Merger”); and the Boards of Directors of each of Shen Kun and Acquisition Subsidiary have declared that this Agreement is advisable, fair and in the best interests of their respective shareholders and approved the Merger upon the terms and conditions set forth in this Agreement.

WHEREAS, immediately following the consummation of the Merger, and pursuant to a Securities Purchase Agreement to be dated as of the date of the First Closing by and among Parent, Vision, and certain other investors (collectively, the “Investors”) substantially in the form set forth as Exhibit A hereto (the “Securities Purchase Agreement”), Parent intends to conduct the Private Placement upon the terms and conditions set forth in the relevant Private Placement transaction documents; and

WHEREAS, immediately prior to the Merger, no more than 1,562,500 shares of Common Stock shall be issued and outstanding; and

WHEREAS, the parties hereto agree that the capitalization table (the “Cap Table”) upon which the transactions contemplated by this Agreement and the Private Placement are based is set forth as Exhibit B hereto;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Unless the context otherwise requires, the terms defined in this Article I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Action” shall have the meaning assigned to it in Section 3.8.

“Accredited Investor” shall have the meaning assigned to it in Rule 501 promulgated under the Securities Act.

“Acquisition Subsidiary” means Shen Kun Acquisition Sub Limited, a British Virgin Islands company.

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person. For the purpose hereof the term “control” shall mean the holding of shares in excess of fifty percent (50%) of the voting securities of a corporate entity.

“Agreement” shall have the meaning assigned to it in Preamble.

“Approvals” shall have the meaning assigned to it in Section 4.2(b)

“Articles of Merger” shall have the meaning assigned to it in Section 2.2.

“BCA” means the BVI Business Companies Act, 2004.

“BVI” means the British Virgin Islands.

“Cap Table” shall have the meaning assigned to it in the Recitals.

“Certificate” shall have the meaning assigned to it in Section 2.6(a).

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” shall have the meaning assigned to such term in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of Parent.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Corporate Records” shall have the meaning assigned to it in Section 4.2(b).

“Damages” shall mean any and all losses, claims, actions, damages, liabilities, penalties, fines, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.

“Employee Benefit Plan” shall have the meaning assigned to it in Section 3.12.

“Environmental Laws” shall have the meaning assigned to it in Section 4.24(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” shall have the meaning assigned to it in Section 3.10(a).

“First Closing” shall have the meaning assigned to it in the Securities Purchase Agreement.

“GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

“Governmental Authority” means any foreign, federal, national, state or local judicial, legislative, executive or regulatory body, authority, agency, court, administrative panel, tribunal or instrumentality, including, without limitation, any such United States, British Virgin Islands or PRC authorities.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Initial WFOE Capitalization” shall have the meaning assigned to it in Section 5.10.

“Intellectual Property” shall have the meaning assigned to it in Section 4.22.

“Investor” shall have the meaning assigned to it in the Recitals.

“Laws” means any federal, national, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and including any lien or charge arising by Law.

“Long Sunny” means Long Sunny Limited, a British Virgin Islands company.

“Material Adverse Effect” shall have the meanings assigned to it in Sections 3.10(b)(ii) and 4.7.

“Material Shen Kun Contract” shall have the meaning assigned to it in Section 4.15(g).

“Merger” shall have the meaning assigned to it in the Preamble.

“Merger Effective Date” shall have the meaning assigned to it in Section 2.2.

“Merger Shares” shall have the meaning assigned to it in Section 2.5(b).

“Parent” shall have the meaning assigned to it in the Preamble.

“Parent Breach” shall have the meaning assigned to it in Section 9.1(c).

“Parent Charter Documents” shall have the meaning assigned to it in Section 3.2(c).

“Parent Controlling Shareholders” shall have the meaning assigned to it in Preamble.

“Parent Disclosure Schedules” shall have the meaning assigned to it in Section 3.1.

“Parent Indemnified Party” shall have the meaning assigned to it in Section 10.2(a).

“Permitted Liens” shall have the meaning assigned to it in Section 4.15(d).

“Person” means all natural persons, corporations, business trusts, associations, unincorporated organizations, limited liability companies, partnerships, joint ventures and other entities and Governmental Authorities or any department or agency thereof.

“.PDF” shall have the meaning assigned to it in Section 10.14(b).

“PRC” means the People’s Republic of China.

“Private Placement” means the private offering by Parent to Accredited Investors whereby, in consideration of up to $20,000,000 in gross private placement proceeds, Parent will issue to the Investors up to 7,887,500 Units, each Unit consisting of one share of the Series A Preferred Stock, and one Series A Warrant to purchase the number of shares of Common Stock equal to 120% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased by each Investor.

“Public Reports” shall have the meaning assigned to it in Section 3.10(b)(i).

“Registrar of Corporate Affairs” means the Registrar of Corporate Affairs in the BVI.

“Originally signed” or “original signature” shall have the meaning assigned to it in Section 10.14(b).

“Sarbanes-Oxley Act” shall have the meaning assigned to it in Section 3.10(b)(i).

“SEC” means the U.S. Securities and Exchange Commission.

“Second Closing” shall have the meaning assigned to it in the Securities Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement entered into to consummate the Private Placement, by and among Parent and the purchasers signatory thereto.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of Parent, par value $0.001 per share.

“Shengkai” means Tianjin Shengkai Industrial Technology Development Co., Ltd., a PRC company.

“Shen Kun” shall have the meaning assigned to it in Preamble.

“Shen Kun Articles” shall have the meaning assigned to it in Section 2.3(a).

“Shen Kun Breach” shall have the meaning assigned to it in Section 9.1(b).

“Shen Kun Charter Documents” shall have the meaning assigned to it in Section 4.2(b)

“Shen Kun Companies” shall have the meaning assigned to it in Preamble.

“Shen Kun Companies Permits” shall have the meaning assigned to it in Section 4.19.

“Shen Kun Designee” shall have the meaning assigned to it in Section 5.6(a).

“Shen Kun Disclosure Schedules” shall have the meaning assigned to it in Section 4.1.

“Shen Kun Financial Statements” shall have the meaning assigned to it in Section 4.14.

“Shen Kun Indemnified Party” shall have the meaning assigned to it in Section 10.2(b).

“Shen Kun Shareholders” shall have the meaning assigned to it in Preamble.

“Shen Kun Shares” shall have the meaning assigned to it in Recitals.

“Shen Kun Shareholder Approval” shall have the meaning assigned to it in Section 7.3.

“Shen Kun Share Records” shall have the meaning assigned to it in Section 4.2(b).

“Subsidiary” shall have the meaning assigned to it in Section 3.4.

“Survival Period” shall have the meaning assigned to it in Section 10.1.

“Surviving Corporation” shall have the meaning assigned to it in Section 2.1.

“Tax” or “Taxes” means (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by BVI, the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Section 1.1502-6 of the Treasury Regulations promulgated under the Code; and (c) any liability for the payments of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

“Tax Authority” shall have the meaning assigned to it in Section 3.13.

“Tax Return” shall have the meaning assigned to it in Section 3.13.

“Transaction Form 8-K” shall have the meaning assigned to it in Section 5.5.

“Transaction Documents” means this Agreement and all agreements, contracts, documents, certificates and instruments contemplated by or referenced in this Agreement, including all schedules and exhibits hereto and thereto.

ARTICLE II

THE MERGER

Section 2.1 Merger. Upon the terms and subject to the conditions of this Agreement, at the Merger Effective Date, Acquisition Subsidiary shall have been merged with and into Shen Kun in accordance with the BCA, the separate legal existence of Acquisition Subsidiary will have ceased, and Shen Kun shall (i) be the surviving corporation of the Merger (sometimes hereinafter referred to as the “Surviving Corporation”); (ii) be governed and continue its corporate existence under the laws of the BVI; and (iii) have succeeded to and assumed all of the rights and the properties and obligations of Acquisition Subsidiary and Shen Kun in accordance with the BCA. With respect to references in this Agreement relating to any obligations or duties of Shen Kun accruing after the Merger Effective Date, the usage of the defined term “Shen Kun” as opposed to “Surviving Corporation” shall not operate to negate any such obligation or duties.

Section 2.2 Merger Effective Date; Closing. The parties hereto shall cause the terms and conditions of the Merger (including but not limited to the exchange and cancellation of share certificates and updating of share registers) to be consummated as soon as practicable after the filing of the articles of merger (the “Articles of Merger”) with the Registrar of Corporate Affairs (in such form as required by and executed in accordance with the relevant provisions of the BCA) (the “Merger Effective Date”), the receipt of a Certificate of Merger from the Registrar of Corporate Affairs, and the satisfaction or due waiver of the conditions set forth in Articles VI and VII. The closing of the Merger (the “Closing”) shall take place at 5:00 p.m. E.S.T. on the day the conditions to closing set forth in Articles VI and VII herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”), at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006.

Section 2.3 Articles of Association; Directors and Officers.

(a) Articles of Association and Memorandum of Association. The Memorandum of Association of Shen Kun (the “Shen Kun Articles”), as in effect immediately prior to the Merger, shall be the Memorandum of Association of the Surviving Corporation from and after the Merger until further amended in accordance with applicable Law.

(b) Directors and Officers. The directors and officers of Shen Kun immediately prior to the Merger, shall be the directors and officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Merger until his successor shall have been elected and shall have qualified in accordance with applicable Law, or as otherwise provided in the Articles of Association of the Surviving Corporation.

Section 2.4 Effects of the Merger. The Merger shall have the effects provided for herein and in the applicable provisions of the BCA. Without limiting the generality of the foregoing and subject thereto, at the Merger Effective Date, all of the properties, rights, privileges, powers and franchises of Shen Kun and Acquisition Subsidiary will have vested in the Surviving Corporation and all debts, liabilities and duties of Shen Kun and Acquisition Subsidiary will have become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5 Manner and Basis of Converting Shares.

(a) Acquisition Subsidiary Share Conversion. At the Merger Effective Date, each share of Acquisition Subsidiary that was outstanding immediately prior to the Merger shall have, by virtue of the Merger and without any action on the part of the holder thereof, been converted into one share of the Surviving Corporation, with no cash or other consideration having been delivered or deliverable in exchange therefor, so that at the Merger Effective Date, Parent shall have become the holder of all of the issued and outstanding shares of the Surviving Corporation.

(b) Conversion of Shen Kun Shares. At the Merger Effective Date, subject to the provisions of Section 2.5(c), the Shen Kun Shares that were outstanding immediately prior to the Merger shall have, by virtue of the Merger and without any action on the part of the holder thereof, been converted into the right to receive an aggregate of 20,550,000 shares of Common Stock in the amounts and in the names of Persons as set forth on Schedule 2.5(b) hereto (collectively, the “Merger Shares”).

(c) Other Securities. Each of the Shen Kun Shares held in the treasury of Shen Kun, if any, each share of any other class of shares of Shen Kun (other than the Shen Kun Shares), if any, any debt or other securities convertible into or exercisable for the purchase of the Shen Kun Shares, if any, and securities of Shen Kun held by Parent and/or Acquisition Subsidiary, if any, issued and outstanding immediately prior to the Merger Effective Date shall be canceled without payment of any consideration therefor and without any conversion thereof.

(d) Dissenting Shares. Notwithstanding any provision contained herein to the contrary, any holder of Shen Kun Shares immediately prior to the Merger shall be entitled to receive payment of the fair value for his shares upon properly dissenting from the Merger in accordance with the provisions of the BCA and upon the Merger, the dissenting member shall cease to have any rights with respect to the Surviving Corporation except for the right to receive payment of fair value for his shares and the right to initiate proceedings against the Surviving Corporation.

Section 2.6 Surrender and Exchange of Securities.

(a) As soon as practicable after the Merger Effective Date and upon (i) surrender of a certificate or certificates representing the Shen Kun Shares that were outstanding immediately prior to the Merger to Parent (or, in case such certificates shall be lost, stolen or destroyed, an affidavit of that fact by the holder thereof) (each a “Certificate”), Parent shall deliver to the shareholder of the Shen Kun Shares surrendering such certificate or certificates, a certificate or certificates (or evidence of shares in book-entry form) registered in the name of such shareholder representing the number of shares of Common Stock to which such holder is entitled under Section 2.5(b). At the Merger Effective Date, each Shen Kun Share issued and outstanding immediately prior to the Merger shall no longer be outstanding but shall have automatically upon registration of the Articles o f Merger with the Registrar of Corporate Affairs, been canceled but available for reissue and until the certificate or certificates evidencing such shares are surrendered, each certificate that immediately prior to the Merger represented any outstanding Shen Kun Share shall be deemed at and after the Merger Effective Date to represent only the right to receive upon surrender as aforesaid the consideration specified in Section 2.5(b) for the holder thereof.

(b) All shares of Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shen Kun Shares previously represented by such Certificates, and at the Merger Effective Date, the share transfer books of Shen Kun shall be closed and thereafter there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the Shen Kun Shares that were outstanding immediately prior to the Merger Effective Date. At the Merger Effective Date, the holders of Certificates that evidenced ownership of the Shen Kun Shares outstanding immediately prior to the Merger shall have ceased to have any rights with respect to such shares, except as otherwise provided for herein or by applicable law.

(c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, upon the written agreement by such Person to indemnify Parent and the Surviving Corporation against any claim that may be made against it with respect to such Certificate, Parent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Shares pursuant to this Agreement.

(d) Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto or the Surviving Corporation shall be liable to any Person in respect of any shares of Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of any fractional shares of Common Stock, in each case required to be delivered and delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.7 Further Assurances. From time to time, from and after the Merger Effective Date, as and when requested by Parent or its respective successors or assigns, the proper officers and directors of Shen Kun or Acquisition Subsidiary (as applicable) in office immediately prior to the Merger shall, for and on behalf and in the name of Shen Kun or Acquisition Subsidiary (as applicable), execute and deliver all such deeds, bills of sale, assignments and other instruments and take or cause to be taken such further actions as Parent or its respective successors or assigns may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of Shen Kun and the Acquisition Subsidiary or otherwise to carry out fully the provisions and purposes of this Agreement and the Articles of Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT, ACQUISITION SUBSIDIARY
AND PARENT CONTROLLING SHAREHOLDERS

Each of Parent, Acquisition Subsidiary and the Parent Controlling Shareholders (where specifically included) hereby, severally and not jointly, represents, warrants and agrees that all of the statements in the following subsections of this Article III are true and complete in all material respects as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date:

Section 3.1 Disclosure Schedules. The disclosure schedules attached hereto as Schedules 3.1 through 3.18 (the “Parent Disclosure Schedules”) are divided into sections that correspond to the sections of this Article III. The Parent Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article III. For purposes of this Article III, any statement, facts, representations, or admissions contained in the Public Reports are deemed to be included in the Parent Disclosure Schedules and all such information is deemed to be fully disclosed to the Shen Kun Companies and the Shen Kun Shareholders. Notwithstanding anything contained herein to the contrary in this Agreement, any representation, warranty or covenant made by Parent, Acquisition Subsidiary, or the Parent Controlling Shareholders shall be deemed to have been made to the best of their knowledge for any period prior to February 14, 2008. For purposes of this Agreement, "to the best of our knowledge" or similar phrase shall mean that such Person shall have current actual knowledge of a condition or event, or have received notice that would give rise to current actual knowledge of such condition or event.

Section 3.2 Corporate Organization

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by Parent or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the business, operations, properties, assets, condition or results of operation of Parent.

(b) Acquisition Subsidiary is a corporation duly organized and validly existing under the laws of the BVI, and has all requisite corporate power and authority to carry on its business as now conducted.

(c) Copies of the Articles of Incorporation and By-laws of Parent, as amended to date, and the Memorandum of Association and Articles of Association of Acquisition Subsidiary (as may be amended or supplemented from time to time) (collectively, the “Parent Charter Documents”) have been furnished to the Shen Kun Shareholders and to the Shen Kun Companies, and such copies are accurate and complete as of the date hereof. Neither Parent nor Acquisition Subsidiary is in violation or default of any of the respective provisions of the Parent Charter Documents.

Section 3.3 Capitalization of Parent.

(a) On the Closing Date, immediately before the consummation of the Merger, Parent shall be authorized to issue: (i) 50,000,000 shares of Common Stock, of which not more than 1,562,500 shares of Common Stock shall be issued and outstanding; and (ii) 15,000,000 shares of “blank check” preferred stock, of which no shares shall be issued and outstanding, and of which 10,000,000 shares shall be designated as the Series A Convertible Preferred Stock pursuant to Articles of Amendment to the Articles of Incorporation of Parent substantially in the form of Exhibit C attached hereto are to be submitted for filing with the Florida Department of State immediately prior to the Closing. Immediately following the Merger but prior to the closing of the Private Placement, the Shen Kun Shareholders will own 92.9% of the total combined voting power of all classes of capital stock of Parent entitled to vote on a fully diluted basis.

(b) The 1 for 2 reverse stock split of the Common Stock described in the Current Report Form 8-K filed with the SEC on April 14, 2008 was validly authorized by Parent’s Board of Directors and/or shareholders as required under the laws of the State of Florida and complied with all applicable Law. To the best of Parent’s knowledge, there are presently no claims from any current or former shareholders of the Parent in relation to the said reverse stock split.

(c) The issuance of the Merger Shares will be in accordance with the provisions of this Agreement. On the Closing Date all of the issued and outstanding shares of Common Stock and all of the Merger Shares to be issued pursuant to this Agreement will have been duly authorized and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable Laws, and will have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued pursuant to the Securities Purchase Agreement and as set forth on Schedule 3.3(c) attached hereto, as of the date of this Agreement there are, and as of the Closing Date there will be, no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of Parent’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Parent or any Common Stock, or any voting trusts, proxies or other agreements or understandings with respect to the voting of Parent’s capital stock as of the Closing Date. Except with respect to securities to be issued pursuant to the Securities Purchase Agreement and the Merger Shares, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Parent is a party or by which it is bound with respect to any equity security of any class of Parent.

Section 3.4 Subsidiaries and Equity Investments. Except for Parent’s 100% interest in Acquisition Subsidiary, neither Parent nor Acquisition Subsidiary, directly or indirectly, owns any capital stock or other securities of, or any beneficial ownership interest in, or holds any equity or similar interest, or has any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity, including without limitation any Subsidiary of Parent. For purposes of this Agreement, a “Subsidiary” of a company means any entity in which, at the date of this Agreement, such company or any of its subsidiaries directly or indirectly owns any of the capital stock, equity or similar interests or voting power.

Section 3.5 Authorization and Validity of Agreements. All corporate action on the part of each of Parent and Acquisition Subsidiary, its officers and directors necessary for the (i) due authorization, execution and delivery of this Agreement and (ii) performance of all obligations of Parent and/or Acquisition Subsidiary hereunder has been taken as of the date hereof. All corporate action of Parent and Acquisition Subsidiary necessary for the (i) due authorization, execution and delivery of this Agreement and (ii) performance of all obligations of Parent and/or Acquisition Subsidiary hereunder has been taken or will be taken prior to the Closing. This Agreement has been duly executed by each of Parent and Acquisition Subsidiary and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes and will constitute a valid and legally binding obligation of both Parent and Acquisition Subsidiary, (i) subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general application affecting the enforcement of creditors’ rights generally, (ii) subject to a court’s discretionary authority with respect to the granting of specific performance, injunctive relief or other equitable remedies and (iii) except to the extent the indemnification and contribution provisions, if any, contained in any such agreement may be limited by BVI or United States securities laws or unenforceable as against public policy. Parent does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under the laws of the BVI or states securities laws, the Securities Act and/or the Exchange Act resulting from the issuance of the Merger Shares.

Section 3.6 No Conflict or Violation. Neither the execution and delivery of this Agreement by Parent or Acquisition Subsidiary, nor the consummation by Parent or Acquisition Subsidiary of the transactions contemplated hereby will: (i) violate any provision of the Parent Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Government Authority to which Parent or Acquisition Subsidiary is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Parent or Acquisition Subsidiary is a party or by which it is bound, or to which any of its assets is subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of Parent’s or Acquisition Subsidiary’s assets, including without limitation the Merger Shares.

Section 3.7 Material Agreements. Neither Parent nor Acquisition Subsidiary is a party to or bound by any contracts, including, but not limited to, any:

(a) employment, advisory or consulting contract;

(b) plan providing for employee benefits of any nature;

(c) lease with respect to any property or equipment;

(d) contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

(e) contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization;

(f) agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

None of the Parent Controlling Shareholders or any of their Affiliates is a party to any side agreements relating to the Merger.

Section 3.8 Litigation. There is no action, suit, claim, or legal, administrative, arbitration, governmental or other proceeding or investigation either within or the U.S. or outside the U.S. (“Action”) pending or, to the best knowledge of Parent or the Parent Controlling Shareholders, currently threatened against Parent or any of its Subsidiaries or any of their respective Affiliates, that may affect the validity of this Agreement or the right of Parent to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the best knowledge of Parent or the Parent Controlling Shareholders, currently threatened against Parent or any of its Subsidiaries or any of their respective Affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any Governmental Authority or arbitrator against Parent or any of its Subsidiaries or any of their respective Affiliates. Neither Parent nor any of its Subsidiaries or any of their respective Affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority. There is no Action by Parent or any of its Subsidiaries or any of their respective Affiliates relating to Parent currently pending or which Parent or any of its Subsidiaries or any of their respective Affiliates intends to initiate.

Section 3.9 Compliance with Laws. Parent, each of its Subsidiaries and each of their respective Affiliates has been and is in compliance with, and has not received any notice of any violation of any, applicable law, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC, or the applicable securities laws and rules and regulations of any state.

Section 3.10 Financial Statements; SEC Filings.

(a) Parent’s financial statements contained in its periodic reports filed with the SEC (the “Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that those of the Financial Statements that are not audited do not contain all footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of Parent as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, Parent has no material liabilities (contingent or otherwise). Parent is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Parent maintains and will continue to maintain until the Closing a standard system of accounting established and administered in accordance with GAAP.

(b) (i) Parent has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. To the knowledge of Parent or the Parent Controlling Shareholders, there is no event, fact or circumstance that would cause any certification signed by any officer of Parent in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of its Common Stock. The consummation of the transactions contemplated by this Agreement do not conflict with and will not result in any violation of any FINRA or OTC Bulletin Board trading requirement or standard applicable to Parent or its Common Stock. All of the issued and outstanding shares of Common Stock have been issued in compliance with the Securities Act and applicable state securities laws and no shareholder of Parent has any right to rescind or other claim against Parent for failure to comply with the Securities Act or state securities laws.

(ii) Since the date of the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect. A “Material Adverse Effect” means, when used with respect to the Parent, any event, occurrence, fact, condition, change or effect that is materially adverse to the business, assets, condition (financial or otherwise), operating results or prospects of Parent~~)~~; (B) Parent has not incurred any liabilities other than in the ordinary course of business, contingent or otherwise, other than professional fees, which are accurately disclosed in the Public Reports; (C) Parent has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities; and (D) Parent has not made any loan, advance or capital contribution to or investment in any person or entity.

(c) There are no outstanding SEC comment letters or other SEC correspondence with regard to any of Parent’s SEC filings that have not been resolved by subsequent filing.

Section 3.11 Books and Financial Records. All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of Parent and any Subsidiary of Parent have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of Parent and each such Subsidiary.

Section 3.12 Employee Benefit Plans. Parent does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 3.13 Tax Returns, Payments and Elections. Each of Parent and its Subsidiaries has timely filed all Tax returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority. All such Tax Returns are accurate, complete and correct in all material respects, and each of Parent and its Subsidiaries has timely paid all Taxes due. Each of Parent and its Subsidiaries has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 3.14 Absence of Undisclosed Liabilities. As of the Closing Date, neither Parent nor Acquisition Subsidiary will have any liabilities of any kind whatsoever. Parent is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 3.15 No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to Parent, or Acquisition Subsidiary or the Parent Controlling Shareholders or any of their Affiliates with respect to the transactions contemplated by this Agreement.

Section 3.16 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by Parent to arise, between Parent and any accountants and/or lawyers formerly or presently employed by Parent. Parent is current with respect to fees owed to its accountants and lawyers.

Section 3.17 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Parent or Acquisition Subsidiary in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.18 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by Parent, Acquisition Subsidiary or the Parent Controlling Shareholders, as the case may be, at the Closing as if made at such time and shall survive the Closing for a period terminating twelve (12) months after the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHEN KUN COMPANIES
AND THE SHEN KUN SHAREHOLDERS

Each of the Shen Kun Companies and the Shen Kun Shareholders hereby, jointly and severally, represents, warrants to Parent, Acquisition Subsidiary and the Parent Controlling Shareholders and agrees that all of the statements in the following subsections of this Article IV are true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date.

Section 4.1 Disclosure Schedules. The disclosure schedules attached hereto as Schedules 4.1 through 4.31 (the “Shen Kun Disclosure Schedules”) are divided into sections that correspond to the sections of this Article IV. The Shen Kun Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article IV. For purposes of this Agreement, "to the best of our knowledge" or similar phrase shall mean that such Person shall have current actual knowledge of a condition or event, or have received notice that would give rise to current actual knowledge of such condition or event.

Section 4.2 Corporate Organization.

(a) Each of the Shen Kun Companies and if applicable, each of the Shen Kun Shareholders, is validly existing and in good standing under the laws of their respective jurisdictions of organization, and have the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on their respective businesses as they are now being or currently planned to be conducted.

(b) Each of the Shen Kun Companies is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and to consummate the transactions contemplated under this Agreement, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition or results of operation of the Shen Kun Companies. Each of the Shen Kun Companies have delivered to Parent and the Parent Controlling Shareholders complete and correct copies of the following documents for each respective entity (collectively referred to herein as the “Shen Kun Charter Documents”): (i) Articles of Association and the Memorandum of Association; (ii) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (iii) any other document performing a similar function to the documents specified in clauses (i) or (ii) adopted or filed in connection with the creation, formation or organization of a Person (as defined elsewhere in this Agreement); and (iv) any and all amendments to any of the foregoing. The Shen Kun Companies are not in violation of any of the provisions of the Shen Kun Charter Documents. The minute books or the equivalent of the Shen Kun Companies contain true and accurate records of all meetings and consents in lieu of meetings of its Board of Directors and shareholders (“Corporate Records”), from the time of its organization until the date hereof. The stock ledgers and other ownership records of the shares of all of Shen Kun Companies’ capital stock (the “Shen Kun Share Records”) are true, complete and accurate records of the ownership of the shares of such capital stock as of the date thereof and contain all issuances and transfers of such shares since the time of organization of the Shen Kun Companies.

Section 4.3 Capitalization of Shen Kun Companies; Title to the Shen Kun Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, the Shen Kun Companies shall have authorized capital stock and issued and outstanding shares as set forth on Schedule 4.3. All of the capital shares of the Shen Kun Companies as well as the owners of record are as contained on Schedule 4.3. The capital shares as contained on Schedule 4.3 are the only outstanding securities of the Shen Kun Companies and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any unissued or treasury shares of capital stock of Shen Kun.

Section 4.4 Subsidiaries and Equity Investments.

(a) Each Subsidiary and affiliated company of the Shen Kun Companies is set forth on Schedule 4.4(a).

(b) The Shen Kun Companies do not, directly or indirectly, own any capital stock or other securities of, or have any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity. For each entity listed thereon, Schedule 4.4(a) sets forth its jurisdiction of organization and the percentage of the outstanding capital stock or other equity interests of such entity that is held by the Shen Kun Companies. Each entity listed on Schedule 4.4(a) is duly organized and validly existing and is in good standing under the laws of the jurisdiction of its formation; has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted; and, if applicable, is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect.

(c) The agreements entered into between WFOE and Shengkai (as described in Schedule 4.4(c) hereto), which effectively give WFOE control over Shengkai’s business and management as if Shengkai were a wholly-owned subsidiary of WFOE, were validly entered into by the parties and in compliance with relevant PRC laws and regulations, and all necessary approvals in connection with such contractual agreements have been obtained, except for those that do not or will not have a material adverse effect on the business of Shengkai.

Section 4.5 Authorization and Validity of Agreements. The Shen Kun Companies have all corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. Each of the Shen Kun Shareholders has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Shen Kun Companies and the Shen Kun Shareholders and is enforceable in accordance with its terms against each of them. Neither the Shen Kun Companies nor the Shen Kun Shareholders need give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under BVI law, states securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the Shen Kun Shares. The execution and delivery of this Agreement by the Shen Kun Companies and the Shen Kun Shareholders, and the consummation by the Shen Kun Companies and by the Shen Kun Shareholders of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Shen Kun Companies and the Shen Kun Shareholders, and no other corporate proceedings on the part of the Shen Kun Companies or other actions on the part of the Shen Kun Shareholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 4.6 No Conflict or Violation. Neither the execution and delivery of this Agreement by the Shen Kun Companies or the Shen Kun Shareholders, nor the consummation by the Shen Kun Companies and/or the Shen Kun Shareholders of the transactions contemplated hereby will: (i) violate any provision of the Shen Kun Charter Documents, (ii) violate any Law, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the Shen Kun Companies and/or the Shen Kun Shareholders are subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Shen Kun Companies and/or the Shen Kun Shareholders is/are a party or by which it/they is/are bound, or to which any of its/their/his assets is subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of Shen Kun Companies or any of the Shen Kun Shareholders’ assets, including without limitation the Shen Kun Shares.

Section 4.7 Material Changes/Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect on the Shen Kun Companies, the business and operations of any of the Shen Kun Companies have been and are being conducted in accordance with all applicable Laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all Governmental Authorities. Except as would not have a Material Adverse Effect on the Shen Kun Companies, the Shen Kun Companies are not, and are not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Shen Kun Charter Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which any of the Shen Kun Companies are a party or by which any of the Shen Kun Companies’ properties, assets or rights are bound or affected. To the knowledge of the Shen Kun Companies, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which any of the Shen Kun Companies are a party are (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Shen Kun Companies are not subject to any obligation or restriction of any kind or character, nor are there, to the knowledge of the Shen Kun Companies, any event or circumstance relating to the Shen Kun Companies that materially and adversely affects in any way their business, properties, assets or prospects or that would prevent or make burdensome their performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby. “Material Adverse Effect” means, when used with respect to the Shen Kun Companies, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Shen Kun Companies, in each case taken as a whole or (b) materially impair the ability of the Shen Kun Companies to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Shen Kun Companies operate.

Section 4.8 Brokers’ Fees. None of the Shen Kun Shareholders nor the Shen Kun Companies has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 4.9 Investment Representations.

(a) Each of the Shen Kun Shareholders understands and agrees that the issuance of the Merger Shares to the Shen Kun Shareholders as contemplated hereby, has not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Merger Shares is being effected in reliance upon an exemption from registration afforded under the Securities Act.

(b) The Merger Shares will be acquired hereunder solely for the account of the Shen Kun Shareholders for investment, and not with a view to the resale or distribution thereof. Each of the Shen Kun Shareholders understands and is able to bear any economic risks associated with acquiring the Merger Shares. Each of the Shen Kun Shareholders have had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Merger.

(c) No offer to enter into this Agreement has been made by Parent to any of the Shen Kun Shareholders in the United States. None of the Shen Kun Shareholders or any of their respective Affiliates or any person acting on their behalf or on behalf of any such Affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Merger Shares, including, but not limited to, effecting any sale or short sale of securities. To the best knowledge of each of the Shen Kun Shareholders, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the Merger Shares are being acquired for investment purposes by each of the Shen Kun Shareholders.

(d) By its execution of this Agreement, each Shen Kun Shareholder, severally and not jointly, represents and warrants to Parent, Acquisition Subsidiary and the Parent Controlling Shareholders either that: (i) such Shen Kun Shareholder is an Accredited Investor; or (ii) such Shen Kun Shareholder is not a U.S. Person. Each Shen Kun Shareholder severally understands that the Merger Shares being offered and sold to such Shen Kun Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shen Kun Shareholder set forth in this Agreement, in order that Parent may determine the applicability and availability of the exemptions from registration of the Common Stock on which Parent is relying. Each of the Shen Kun Shareholders acknowledges that, in connection with the transactions contemplated by this Agreement, Parent shall file such notices, applications, reports, or other instruments as may be deemed necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the countries where the Shen Kun Shareholders resides unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such Parties to be appropriate.

(e) No Shen Kun Shareholder will transfer any or all of the Merger Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such shareholder’s Merger Shares, without first providing Parent with an opinion of counsel (which counsel and opinion are reasonably satisfactory to Parent) to the effect that such transfer will be made pursuant to an exemption from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(f) Each of the Shen Kun Shareholders agrees that it will not (i) offer, sell or otherwise transfer any of the Merger Shares, unless in compliance with the Securities Act or (ii) engage in hedging transactions involving such securities. Each Shen Kun Shareholder acknowledges that the Merger Shares are “restricted securities” as defined in Rule 144 under the Securities Act.

(g) Each of the Shen Kun Shareholders hereby agrees as follows:

(i) Securities Act Legend. The certificates evidencing the Merger Shares issued to the Shen Kun Shareholders, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(ii) Other Legends. The certificates representing such Merger Shares, and each certificate issued in transfer thereof, will also bear any other legend required by contract or under any applicable Law, including, without limitation, any U.S. state corporate and state securities law.

(h) Each Shen Kun Shareholder understands and acknowledges that Parent may refuse to transfer the Merger Shares, unless such Shareholder complies with this Section 4.9. Each Shareholder consents to Parent making a notation on its records or giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer of the Merger Shares.

(i) Each of the Shen Kun Shareholders has been furnished with and has carefully read the Public Reports filed by Parent with the SEC during the preceding two years. With respect to individual or partnership tax and other economic considerations involved in this investment, each of the Shen Kun Shareholders confirms that they are not relying on Parent (or any agent or representative of Parent). Each of the Shen Kun Shareholders have carefully considered and have, to the extent such persons believe such discussion necessary, discussed with their own legal, tax, accounting and financial advisers the suitability of an investment in the stock for such particular tax and financial situation.

(j) Each of the Shen Kun Shareholders acknowledges that Parent is a “shell company~~”~~,” as defined by Rule 12b-2 of the Exchange Act, with no operations and no significant assets and that, as a result, the value of the Shen Kun Shares far exceeds the value of the Merger Shares under any recognized criteria of value. Each of the Shen Kun Shareholders further acknowledges that they are aware of the quoted prices for the Common Stock on the OTC Bulletin Board but understands there is no active trading market for such shares, quotations on the OTC Bulletin Board represent inter-dealer prices without retail mark-up, mark-down, or commission, and may not represent actual transactions, and there is no liquid trading market for the Common Stock, and that, as a result, Parent and the Parent Controlling Shareholders are not providing any assurance that the Shen Kun Shareholders will be able to sell the Common Stock.

(k) Each of the Shen Kun Shareholders has had an opportunity to inspect relevant documents relating to the organization and business of Parent. Each of the Shen Kun Shareholders acknowledges that all documents, records and books pertaining to this investment which such Shen Kun Shareholders have requested has been made available for inspection by such Shen Kun Shareholders and their respective attorney, accountant or other adviser(s).

(l) Each of the Shen Kun Shareholders and/or their respective advisor(s) has/have had a reasonable opportunity to ask questions of, and receive answers and request additional relevant information from, the officers of Parent concerning the transactions contemplated by this Agreement.

(m) Each of the Shen Kun Shareholders confirms that they are not acquiring the Common Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(n) Each of the Shen Kun Shareholders, by reason of such person’s business or financial experience, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement.

(o) Except as set forth in this Agreement, each of the Shen Kun Shareholders represents that no representations or warranties have been made to them by Parent, any officer director, agent, employee, or Affiliate of Parent, and such Shen Kun Shareholder has not relied on any oral representations by Parent or by any of its officers, directors or agents in connection with their decision to acquire the Merger Shares.

(p) Each of the Shen Kun Shareholders has adequate means for providing for their current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Merger Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

(q) Each of the Shen Kun Shareholders has such knowledge and experience in financial, tax and business matters so as to enable such shareholder to use the information made available to them in connection with the transaction to evaluate the merits and risks of an investment in the Merger Shares and to make an informed investment decision with respect thereto

(r) Each of the Shen Kun Shareholders understands that the Merger Shares constitute “restricted securities” that have not been registered under the Securities Act or any applicable state securities law and they are acquiring the same as principal for their own account for investment purposes and not for distribution. The Shen Kun Shareholders acknowledge that the Merger Shares have not been registered under the Securities Act or under any securities act of any state or country. The Shen Kun Shareholders understand further that in absence of an effective registration statement, the Merger Shares can only be sold pursuant to some exemption from registration under the Securities Act.

(s) Each of the Shen Kun Shareholders recognizes that an investment in the Merger Shares involves substantial risks. Each of the Shen Kun Shareholders acknowledges that they have reviewed the risk factors identified in the periodic reports filed by Parent with the SEC. Each of the Shen Kun Shareholders further confirms that they are aware that no federal or state agencies have passed upon this transaction or made any finding or determination as to the fairness of this investment.

Section 4.10 Ownership of Shares. Each Shen Kun Shareholder is both the record and beneficial owner of the Shen Kun Shares set forth opposite such Shen Kun Shareholder's name on Schedule 4.10 hereto. Each Shen Kun Shareholder is not the record or beneficial owner of any other Shen Kun Shares. The information set forth on Schedule 4.10 with respect to each Shen Kun Shareholder is accurate and complete. Each Shen Kun Shareholder has and shall transfer at the Closing, good and marketable title to the Shen Kun Shares shown as owned of record by such Shen Kun Shareholder on Schedule 4.10 to this Agreement, free and clear of all Liens.

Section 4.11 Pre-emptive Rights. At Closing, no Shen Kun Shareholder has any pre-emptive rights or any other rights to acquire any Shen Kun Shares that have not been waived or exercised.

Section 4.12 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of the Shen Kun Companies or any of the Shen Kun Shareholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 4.13 Title to and Condition of Properties. The Shen Kun Companies own or hold under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of any of the Shen Kun Companies as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on any of the Shen Kun Companies. The material buildings, plants, machinery and equipment necessary for the conduct of the business of any of the Shen Kun Companies as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 4.14 Financial Statements/Absence of Undisclosed Liabilities. The audited financial statements for fiscal years ended June 30, 2006 and 2007 and the unaudited financial statements for the fiscal quarters ended September 30, 2007, December 31, 2007 and March 31, 2008 of the Shen Kun Companies (the “Shen Kun Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Shen Kun Companies have no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Shen Kun Companies) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Shen Kun Companies’ audited financial statements for the fiscal years ended June 30, 2006 and 2007 and the unaudited financial statements for the fiscal quarters ended September 30, 2007, December 31, 2007 and March 31, 2008. All debts, obligations or liabilities with respect to directors and officers of the Shen Kun Companies will be cancelled prior to the Closing. The Shen Kun Companies have not incurred any liabilities or obligations under agreements entered into, except in the usual and ordinary course of business and except as otherwise provided in the Shen Kun Financial Statements since July 31~~,~~ 2007.

Section 4.15 Changes. The Shen Kun Companies have not, since March 31, 2008:

(a) Ordinary Course of Business. Conducted their business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

(b) Adverse Changes. Suffered or experienced any change in, or affecting, their condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of their business, none of which would have a Material Adverse Effect;

(c) Loans. Made any loans or advances to any Person, other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

(d) Liens. Created or permitted to exist any Lien on any material property or asset of any of the Shen Kun Companies, other than (a) Liens for taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and material men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect (“Permitted Liens”);

(e) Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of their capital stock or any other of their securities or any equity security of any class of any of the Shen Kun Companies, or altered the term of any of their outstanding securities or made any change in their outstanding shares of capital stock or their capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

(f) Dividends. Declared, set aside, made or paid any dividend or other distribution to any of their shareholders;

(g) Material Shen Kun Contracts. Terminated or modified any and all agreements, contracts, arrangements, leases, commitments or otherwise, of any of the Shen Kun Companies, of the type and nature that is required to be filed with the SEC (each a “Material Shen Kun Contract”), except for termination upon expiration in accordance with the terms thereof;

(h) Claims. Released, waived or cancelled any claims or rights relating to or affecting any of the Shen Kun Companies in excess of US $10,000 in the aggregate or instituted or settled any Action involving in excess of US $10,000 in the aggregate;

(i) Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

(j) Indebtedness. Created, incurred, assumed or otherwise become liable for any indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

(k) Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

(l) Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(m) Accounting. Changed their method of accounting or the accounting principles or practices utilized in the preparation of the Shen Kun Financial Statements other than as required by GAAP;

(n) Agreements. Entered into any agreement, or otherwise obligated themselves, to do any of the foregoing.

Section 4.16 Material Shen Kun Contracts. The Shen Kun Companies have made available to Parent and the Parent Controlling Shareholders, prior to the date of this Agreement, true, correct and complete copies of each written Material Shen Kun Contract, including each amendment, supplement and modification thereto. Each Material Shen Kun Contract is a valid and binding agreement of the Shen Kun Companies and is in full force and effect. Except as would not have a Material Adverse Effect, the Shen Kun Companies are not in breach or default of any Material Shen Kun Contract to which they are a party and, to the knowledge of the Shen Kun Companies, no other party to any Material Shen Kun Contract are in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Shen Kun Contract or (b) permit the Shen Kun Companies or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Shen Kun Contract. The Shen Kun Companies have not received notice of the pending or threatened cancellation, revocation or termination of any Material Shen Kun Contract to which they are a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Shen Kun Contract.

Section 4.17 Material Assets. The financial statements of the Shen Kun Companies reflect the material properties and assets (real and personal) owned or leased by the Shen Kun Companies.

Section 4.18 Litigation. There is no Action pending or, to the best knowledge of the Shen Companies and the Shen Kun Shareholders, currently threatened against any of the Shen Kun Companies or any of their respective Subsidiaries or Affiliates, that may affect the validity of this Agreement, the right of such parties to enter into this Agreement, to consummate the transactions contemplated hereby or thereby, or threatened against or affecting any of the Shen Kun Companies’ respective properties, assets, business or employees. There is no Action pending or, to the best knowledge of the Shen Companies and the Shen Kun Shareholders, currently threatened against any of the Shen Kun Companies or any of their respective Subsidiaries or Affiliates, before any court or by or before any Governmental Authority or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any Governmental Authority or arbitrator against any of the Shen Kun Companies or any of their respective Subsidiaries or Affiliates. None of the Shen Kun Companies or their respective Subsidiaries or Affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority. There is no Action by any of the Shen Kun Companies or any of their respective Subsidiaries or Affiliates relating to any of the Shen Kun Companies currently pending or which any of the Shen Kun Companies or any of their respective Subsidiaries intends to initiate.

Section 4.19 Licenses. Except as would not have a Material Adverse Effect, the Shen Kun Companies possess from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for any of the Shen Kun Companies to engage in their business as currently conducted and to permit any of the Shen Kun Companies to own and use their properties and assets in the manner in which they currently own and use such properties and assets (collectively, the “Shen Kun Companies Permits”). The Shen Kun Companies have not received notice from any Governmental Authority or other Person that there are lacking any license, permit, authorization, approval, franchise or right necessary for the Shen Kun Companies to engage in their business as currently conducted and to permit the Shen Kun Companies to own and use their properties and assets in the manner in which they currently own and use such properties and assets. Except as would not have a Material Adverse Effect, the Shen Kun Companies Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Shen Kun Companies Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Shen Kun Companies Permit. The Shen Kun Companies have not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Shen Kun Companies Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Shen Kun Companies Permit. All applications required to have been filed for the renewal of such Shen Kun Companies Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Shen Kun Companies Permits have been duly made on a timely basis with the appropriate Persons. All Shen Kun Companies Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

Section 4.20 Interested Party Transactions. No officer, director or shareholder of any of the Shen Kun Companies or any Affiliate or “associate” (as such term are defined in Rule 405 of the Securities Act) of any such Person, have or have had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Shen Kun Companies, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any of the Shen Kun Companies any goods or services; or (2) a beneficial interest in any contract or agreement to which the Shen Kun Companies are a party or by which they may be bound or affected.

Section 4.21 Governmental Inquiries. The Shen Kun Companies have provided to Parent a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Shen Kun Companies from any Governmental Authority, and the Shen Kun Companies’ response thereto, and each material written statement, report or other document filed by the Shen Kun Companies with any Governmental Authority.

Section 4.22 Intellectual Property. The Shen Kun Companies do not own, use or license any Intellectual Property in their business as presently conducted. For purposes of this Agreement, “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

Section 4.23 Stock Option Plans; Employee Benefits.

(a) The Shen Kun Companies have no stock option plans providing for the grant by the Shen Kun Companies of stock options to directors, officers or employees.

(b) The Shen Kun Companies have no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided the Shen Kun Companies.

(c) Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Shen Kun Companies, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Shen Kun Companies, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Shen Kun Companies provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Shen Kun Companies.

Section 4.24 Environmental and Safety Matters. Except as would not have a Material Adverse Effect:

(a) The Shen Kun Companies have at all time been and are in compliance with all Environmental Laws applicable to the Shen Kun Companies.

(b) There are no Actions pending or threatened against the Shen Kun Companies alleging the violation of any Environmental Law or environmental permit applicable to the Shen Kun Companies or alleging that the Shen Kun Companies are potentially responsible parties for any environmental site contamination.

(c) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Law or other requirement relating to the environment, natural resources, or public or employee health and safety (“Environmental Laws”) applicable to the Shen Kun Companies.

Section 4.25 Board Recommendation. Each respective Board of Directors of the Shen Kun Companies, at meetings duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Shen Kun Companies’ shareholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

Section 4.26 Compliance of Transaction with PRC Laws. The execution and the consummation of the transactions contemplated by this Agreement do not conflict with or result in a violation of the Company Act, the Securities Act of China or any other Law of the PRC.

Section 4.27 Foreign Corrupt Practices. Neither the Shen Kun Companies nor the Shen Kun Shareholders nor any director, officer, agent, employee or other Person acting on behalf of either or both of them, has, in the course of its actions for, or on behalf of, either of the Shen Kun Companies or the Shen Kun Shareholders, as the case may be, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 4.28 OFAC. Neither the Shen Kun Companies nor the Shen Kun Shareholders (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 4.29 Patriot Act. Assuming it were applicable to the Shen Kun Companies and the Shen Kun Shareholders, the Shen Kun Companies and the Shen Kun Shareholders would be in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto; and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

Section 4.30 Representations and Warranties True. Each of the Shen Kun Companies and the Shen Kun Shareholders covenant and represent and warrant that all of the representations and warranties set forth herein shall be true and correct at the time of Closing as if made on that date.

Section 4.31 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by the Shen Kun Companies and the Shen Kun Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating twenty-four months after the Closing Date.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Certain Changes and Conduct of Business.

(a) From and after the date of this Agreement and until the Closing Date, each of Parent and the Shen Kun Companies shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all their respective representations, warranties or covenants contained herein, and without the prior written consent of the other party (which may be withheld for any reason or no reason), will not, except as required or permitted pursuant to the terms hereof or the Private Placement:

(i) make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

(ii) make any change to the Parent Charter Documents or the Shen Kun Charter Documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(iii) other than in the ordinary course of business, incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof;

(iv) issue any securities convertible or exchangeable for debt or equity securities;

(v) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof;

(vi) subject any of its assets, or any part thereof, to any Lien or suffer such to be imposed;

(vii) acquire any assets, raw materials or properties, or enter into any other transaction;

(viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee;

(ix) make or commit to make any material capital expenditures;

(x) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

(xi) guarantee any indebtedness for borrowed money or any other obligation of any other person;

(xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

(xiii) take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in any material respect;

(xiv) make any loan, advance or capital contribution to or investment in any person;

(xv) make any change in any method of accounting or accounting principle, method, estimate or practice;

(xvi) settle, release or forgive any claim or litigation or waive any right;

(xvii) commit itself to do any of the foregoing.

(b) From and after the date of this Agreement, each of Parent and the Shen Kun Companies and each of its Subsidiaries will:

(i) continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

(ii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

(iii) continue to conduct its business in the ordinary course consistent with past practices;

(iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

(v) continue to maintain existing business relationships with suppliers.

(c) From and after the date of this Agreement, none of the Shen Kun Shareholders will sell, transfer, convey, assign or otherwise dispose of, or contract or otherwise agree to sell, transfer, convey, assign or otherwise dispose of any of the Shen Kun Shares except as provided by this Agreement.

(d) From the date of this Agreement and until the Closing date, each of Parent and the Shen Kun Companies shall confer on a reasonable basis with each other regarding operational matters and other matters related to the Merger and the transactions contemplated hereby.

Section 5.2 Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and Shen Kun, except as Parent reasonably determines to be necessary in order to comply with the rules of the SEC; provided, however, that to the maximum extent practicable, Parent and Shen Kun shall give prior notice thereof to the other, as applicable, and consult with each other regarding the same.

Section 5.3 Tax Returns; Cooperation. From and after the Closing, the Shen Kun Companies, on the one hand, and Parent, on the other, will cooperate with each other and provide such information as the other party may require in order to file any return to determine Tax liability. Such cooperation shall include making employees available on a mutually convenient basis to explain any documents or information provided hereunder or otherwise as required in the conduct of any audit or other proceeding. In addition, each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as reasonably practicable, the Merger and the other transactions contemplated by this Agreement.

Section 5.4 Tax-Free Exchange. Each of Parent, the Shen Kun Companies and the Shen Kun Shareholders shall use its respective reasonable efforts to cause the Merger to qualify as a tax-free exchange of the Merger Shares under the Code. For purposes of the foregoing, this Agreement shall constitute a plan of reorganization.

Section 5.5 Transaction Form 8-K; Other Filings. Within four (4) days after Closing, and at its own cost and expense, Parent will prepare and file a Current Report on Form 8-K (the “Transaction Form 8-K”) and any filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or blue sky or related Laws relating to the execution of this Agreement and the consummation of the Merger and the transactions contemplated hereby, as well as under the stock exchange or trading system on which shares of Common Stock are listed or quoted and such other governmental agencies as may require the filing of such other filings. The Shen Kun Companies will work together with Parent to prepare the Transaction Form 8-K within 4 days after Closing, to prepare other filings referred to above and to provide Parent whatever information is necessary to accurately complete such filings in a timely manner.

Section 5.6 Parent Directors and Officers.

(a) Directors. On the Closing Date, Parent shall take all necessary actions to ensure that Mr. Wang Chen or such other Person designated by the Shen Kun Companies (the “Shen Kun Designee”) shall be appointed to the Board of Directors of Parent, and that on the Merger Effective Date, the Board of Directors of Parent shall consist of two members, one of whom shall be the Shen Kun Designee.

(b) Schedule 14F-1. On or before the Closing Date, Parent shall take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, including filing with the SEC an Information Statement on Schedule 14F-1 substantially in the form attached as Exhibit D hereto with respect to the change of a majority of members of the Board of Directors of Parent. Upon the effectiveness of the Schedule 14F-1, Ms. Guo Wei shall be appointed to the Board of Directors of Parent and Mr. John Vogel shall resign as a member of the Board of Directors of Parent.

(c) Independent Directors. Within ninety (90) days of the Closing Date, Parent shall cause the number of members of its Board of Directors to be increased by three (3) for a total of five (5) members, and Mr. Wang Chen shall be entitled to nominate and the Parent shall cause to be appointed, three (3) independent directors for the Board of Directors of Parent, two (2) of which will be subject to Vision’s approval for ninety (90) days after Closing.

(d) Officers. Immediately following the Closing Date, the officers of Parent shall consist of those individuals listed on Schedule 5.6 hereto.

Section 5.7 Continued Listing. Parent will take all action necessary to continue the quotation or listing of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading or may be traded in the future.

Section 5.8 Sales of Securities under Rule 144, If Applicable. Parent will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act. If any certificate representing any such restricted stock is presented to Parent’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Parent and its counsel that such transfer has complied with the requirements of Rule 144, as the case may be, Parent will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

Section 5.9 Consistency in Reporting. Each party hereto agrees that if the characterization of any transaction contemplated in this Agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

Section 5.10 Capital Contribution. Within thirty (30) days of the First Closing (as that term is defined in the Securities Purchase Agreement) of the Private Placement, the Parent shall cause Shen Kun to contribute one hundred percent (100%) of the net proceeds from sale of Units to WFOE (the “Initial WFOE Contribution”). Parent will cause Shen Kun to contribute one hundred percent (100%) of the registered capital of WFOE within two years from the date of issuance of the business license of WFOE. Notwithstanding the prior sentence, in the event of a Second Closing of the Private Placement (as that term is defined in the Securities Purchase Agreement), within fifteen (15) days of the Second Closing, Parent will cause Shen Kun to contribute one hundred percent (100%) of the net proceeds from the sale of Units in the Second Closing to WFOE, such transfer, along with the Initial WFOE Capitalization, shall represent a capital contribution of one hundred percent (100%) of the registered capital of WFOE.

Section 5.11 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Merger Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this Section 5.11 shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

Section 5.12 Financial Statements. Prior to the Closing Date, the Shen Kun Companies shall have initiated a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Shen Kun Companies shall disclose to Shen Kun’s outside auditors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Shen Kun Companies’ ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Shen Kun Companies’ internal controls over financial reporting.

Section 5.13 Access to Parent and Acquisition Subsidiary. Parent shall afford to the Shen Kun Companies and its officers, directors, agents and counsel access at times and upon conditions reasonably convenient to Parent and make available all properties, books, records, contracts and documents of Parent and Acquisition Subsidiary, and an opportunity to make such investigations as they shall reasonably desire to make of Parent and Acquisition Subsidiary; and Parent shall furnish or cause to be furnished to the Shen Kun Companies and its authorized representatives all such information with respect to the business and affairs of Parent and Acquisition Subsidiary as the Company and its authorized representatives may request and make the officers, directors, employees, auditors and counsel of Parent and Acquisition available for consultation and permit access to other third parties reasonably requested for verification of any information so obtained.

Section 5.14 Access to the Shen Kun Companies. The Shen Kun Companies shall afford to Parent and its officers, directors, agents and counsel access at times and upon conditions reasonably convenient to the Shen Kun Companies and make available all properties, books, records, contracts and documents of the Shen Kun Companies, and an opportunity to make such investigations as it shall reasonably desire to make of the Shen Kun Companies; and the Shen Kun Companies shall furnish or cause to be furnished to Parent and its authorized representatives all such information with respect to the business and affairs of the Shen Kun Companies as Parent and its authorized representatives may request and make the officers, directors, employees, auditors and counsel of the Shen Kun Companies available for consultation and permit access to other third parties reasonably requested for verification of any information so obtained.

Section 5.15 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement, nor any of its officers or directors (subject to such director's fiduciary duties), nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party except for the Private Placement. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

Section 5.16 Consents and Approvals. The parties shall: (i) use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and (ii) diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained in connection with such transactions.

Section 5.17 Registration Rights. All shares listed on Schedule 5.17 shall be registered pursuant to the terms of the Registration Rights Agreement substantially in the form attached as Exhibit E hereto.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF SHEN KUN AND THE SHEN KUN SHAREHOLDERS

The obligations of Shen Kun and the Shen Kun Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Shen Kun Companies and the Shen Kun Shareholders at their sole discretion:

Section 6.1 Representations and Warranties of Parent, Acquisition Subsidiary and the Parent Controlling Shareholders. All representations and warranties made by Parent, Acquisition Subsidiary and the Parent Controlling Shareholders in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by Parent, Acquisition Subsidiary and the Parent Controlling Shareholders, as applicable, on and as of such date and insofar as any inconsistency or inaccuracy does not or will not have a Material Adverse Effect, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2 Agreements and Covenants. Each of Parent, Acquisition Subsidiary and the Parent Controlling Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date. The Merger shall have been duly approved by the Parent’s Board of Directors and, if necessary under applicable laws, the requisite vote of the outstanding shares of capital stock of Acquisition Subsidiary entitled to vote thereon.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Parent shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Other Closing Documents. Each of the Shen Kun Shareholders shall have received such certificates, instruments and documents in confirmation of the representations and warranties of Parent and the Parent Controlling Shareholders, Parent’s and Parent Controlling Shareholders’ performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the Shen Kun Shareholders and/or their respective counsel may reasonably request.

Section 6.6 Opinions of Counsel, Etc. At the Closing, counsel to Parent shall deliver to the Shen Kun Shareholders an opinion of counsel substantially in the form of Exhibit F.

Section 6.7 Appointment of New Directors. At the Closing, (i) Wang Chen shall be duly appointed to the Board of Directors of Parent, and (ii) subject to the effectiveness of a Schedule 14F-1 filed with the SEC on the Closing Date, Mr. John Vogel shall resign as a member of the Board of Directors of Parent, and Ms. Guo Wei shall be duly appointed to the Board of Directors of Parent.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF PARENT, ACQUISITION SUBSIDIARY,
AND PARENT CONTROLLING SHAREHOLDERS

The obligations of Parent and Acquisition Subsidiary to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Parent in its sole discretion:

Section 7.1 Representations and Warranties of the Shen Kun Companies and the Shen Kun Shareholders. All representations and warranties made by the Shen Kun Companies and the Shen Kun Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by the Shen Kun Companies and the Shen Kun Shareholders, as applicable, on and as of such date.

Section 7.2 Agreements and Covenants. Each of the Shen Kun Companies and the Shen Kun Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 7.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date. The Merger shall have been duly approved by the unanimous consent of the holders of the Shen Kun Shares in accordance with the BCA (the “Shen Kun Shareholder Approval”).

Section 7.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Shen Kun, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 7.5 Financial Statements of Shen Kun Companies. The Shen Kun Companies shall have delivered the Shen Kun Financial Statements to Parent at least two (2) days prior to the Closing Date.

Section 7.6 Other Closing Documents. Parent shall have received such certificates, instruments and documents in confirmation of the representations and warranties of the Shen Kun Companies and the Shen Kun Shareholders, the performance of the Shen Kun Companies and the Shen Kun Shareholders’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as Parent or its counsel may reasonably request. Additionally, Parent shall have received a copy of the employment agreement of Mr. Wang Chen, dated as of June 7, 2001, entered into with Shengkai.

Section 7.7 Opinions of Counsel, Etc. At the Closing, the Shen Kun Companies shall deliver, or cause to be delivered, to Parent the following:

(a) the opinion of Harney Westwood & Riegels, BVI counsel to Shen Kun, addressed to Shen Kun and the Parent Controlling Shareholders, in substantially the form of Exhibit G attached hereto; and

(b) the opinion of DeHeng Law Offices, PRC counsel to the Shen Kun Companies, addressed to the Parent and the Parent Controlling Shareholders, in substantially the form of Exhibit H attached hereto.

Section 7.8 No Material Change. There shall have been no Material Adverse Effect with respect to the Shen Kun Companies since the date hereof.

Section 7.9 Transfer of Intellectual Property. The Shen Kun Companies and Shen Kun Shareholders shall have approved and executed that certain Technology Transfer Agreement of even date herewith attached hereto as Exhibit I transferring certain intellectual property, including the Southern Sauce trademark and recipe, to Robert Jordan.

Section 7.10 Schedule 14F-1. On the Closing Date, Parent shall have filed with the SEC an Information Statement on Schedule 14F-1 with respect to the change of a majority of members of the Board of Directors of Parent.
ARTICLE VIII

POST-CLOSING COVENANTS

Section 8.1 Appointment of Directors. Within ninety (90) days of the Closing Date, Parent shall have increased the number of members of its Board of Directors to five (5) members, of which three (3) directors shall be independent and two (2) of such independent directors have been approved by Vision.

Section 8.2 Transaction Form 8-K. Within four (4) business days of the Closing Date, the Shen Kun Companies shall have ensured that the Transaction Form 8-K has been filed with the SEC.

Section 8.3 Capital Contribution. Within thirty (30) days of the First Closing of the Private Placement, the Parent shall cause Shen Kun to contribute the Initial WFOE Contribution. Parent will cause Shen Kun to contribute one hundred percent (100%) of the registered capital of WFOE within two years from the date of issuance of the business license of WFOE. Notwithstanding the prior sentence, in the event of a Second Closing of the Private Placement within fifteen (15) days of the Second Closing, Parent will cause Shen Kun to contribute one hundred percent (100%) of the net proceeds from the Second Closing to WFOE, such transfer, along with the Initial WFOE Capitalization, shall represent a capital contribution of one hundred percent (100%) of the registered capital of WFOE.

Section 8.4 Private Placement. Within three (3) business days of the Closing Date, Parent shall consummate the First Closing of the Private Placement and the financing contemplated thereby.

ARTICLE IX

TERMINATION AND ABANDONMENT

Section 9.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

(a) By the mutual written consent of Shen Kun and Parent;

(b) By Parent, upon a material breach on the part of the Shen Kun Companies or the Shen Kun Shareholders of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Shen Kun Companies or any of the Shen Kun Shareholders shall become untrue, in either case such that any of the conditions set forth in Article VII hereof would not be satisfied (a “Shen Kun Breach”), and such breach, if capable of cure, has not been cured within ten (10) days after receipt by the Shen Kun Companies and the Shen Kun Shareholders of a written notice from Parent setting forth in detail the nature of such Shen Kun Breach;

(c) By Shen Kun, upon a material breach on the part of Parent or Acquisition Subsidiary of any representation, warranty, covenant or agreement set forth in this Agreement, or, if any representation or warranty of Parent or Acquisition Subsidiary shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a “Parent Breach”), and such breach, if capable of cure, has not been cured within ten (10) days after receipt by Parent of a written notice from Shen Kun setting forth in detail the nature of such Parent Breach;

(d) By either Parent or Shen Kun, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either Shen Kun or Parent if the Closing shall not have been consummated as a result of the Shen Kun Companies or Parent having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date; or

(e) By either Shen Kun or Parent if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 9.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating parties to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the twenty-four-month anniversary of the Closing Date (the “Survival Period”), subject to Sections 3.18 and 4.31. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 10.2 Indemnification.

(a) Indemnification Obligations in favor of the Officers, Directors, Employees and Parent Controlling Shareholders. Notwithstanding the limitation set forth in Section 10.1, from and after the Closing Date until the expiration of statute of limitations for shareholder action under the laws of New York, the Shen Kun Companies and the Shen Kun Shareholders shall indemnify and hold harmless the Parent’s officers, directors, employees in office immediately prior to the Closing and the Parent Controlling Shareholders (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “Parent Indemnified Party”) against and in respect of any and all Damages suffered, sustained, incurred or required to be paid by any Parent Indemnified Party arising out of:

(i) any breach of any representation, warranty, covenant, obligation or other agreement made by the Shen Kun Companies or the Shen Kun Shareholders in any Transaction Document;

(ii) any acts or omissions by any of the Shen Kun Companies or the Shen Kun Shareholders taken or made after the Closing Date; or

(iii) any actions or omissions of any of the Shen Kun Companies or the Shen Kun Shareholders taken in furtherance of the transactions contemplated by this Agreement, the Private Placement or the financing contemplated thereby.

(b) Indemnification in favor of Shen Kun and the Shen Kun Shareholders. Notwithstanding the limitation set forth in Section 10.1 and subject to the limitation set forth in this Section 10.2, from and after the Closing Date until the expiration of the twelve-month anniversary of the Closing Date, the Parent Controlling Shareholders will, severally and not jointly, up to the amounts indicated on Schedule 10.2(b) for each of the Parent Controlling Shareholders, indemnify and hold harmless Shen Kun, the Shen Kun Shareholders, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “Shen Kun Indemnified Party”) from and against any and all Damages suffered, sustained, incurred or required to be paid by a Shen Kun Indemnified Party arising out of:

(i) any breach of any representation, warranty, covenant, obligation or other agreement made by Parent or the Parent Controlling Shareholders in any Transaction Document;

(ii) any acts or omissions by Parent or the Parent Controlling Shareholders since February 14, 2008 through and including the Closing Date; or

(iii) any actions or omissions by Parent or the Parent Controlling Shareholders taken in furtherance of the transactions contemplated by this Agreement, the Private Placement or the financing contemplated thereby.

(c) Indemnification and Director and Officer Insurance. From and after the Closing, Parent will honor in all respects its obligations pursuant to any indemnification agreements between Parent and its directors and officers in effect immediately prior to the Merger Effective Date and any indemnification benefits accruing to such persons under Law, to the maximum extent permitted by Law.

Section 10.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 10.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 10.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to the Shen Kun Companies or the Shen Kun Shareholders, to:

Shen Kun International Limited
Wang Gang Road, Jin Nan (Shuang Gang) Development Area
Tian Jin, People’s Republic of China 300350
Attention: Wang Chen
Tel. No.: 86-22-2858-8899
Fax No.: 86-22-2859-0003

with copies to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attention: Marc Ross, Esq.
Tel. No.: (212) 930-9700
Fax No.: (212) 930-9725

If to Parent, or Acquisition Subsidiary or the Parent Controlling Shareholders, to:

Southern Sauce Company, Inc.
Shengkai Industrial Park
Wang Gang Road, Jin Nan (Shuang Gang) Development Area
Tian Jin, People’s Republic of China 300350
Attention: Wang Chen
Tel. No.: 86-22-2858-8899
Fax No.: 86-22-2859-0003

with copies, which shall not constitute notice, to:

Berman Rennert Vogel & Mandler, P.A.
100 SE 2nd Street, 29th Floor | Miami, Fl. 33131
Attention: Chuck Rennert, Esq.
Tel. No.: (305)577-4171 Fax No.: (305)347-6463

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless such changed address is located in the United States of America (or, in the case of Long Sunny, Gross Profit, Right Idea, or Shen Kun, in the British Virgin Islands or the United States of America) and notice of such change shall have been given to such other party hereto as provided in this Section 9.5.

Section 10.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 10.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 10.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 10.10 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 10.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12 Governing Law. Except to the extent required by Florida or BVI law, this Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 10.13 Amendments and Waivers. Except or otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 10.14 Electronic Signatures.

(a) Execution on Paper. Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Section 7001 et seq.), the Uniform Electronic Transactions Act or any other Law relating to or enabling the creation, execution, delivery or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Shen Kun Companies, Acquisition Subsidiary and Parent, neither the Shen Kun Companies, Parent or Acquisition Subsidiary will be deemed to have executed a transaction document or other document contemplated thereby (including any amendment or other change thereto) unless and until such party shall have executed such transaction document or other document on paper by a handwritten original signature or any other symbol executed or adopted by that party with the current intention to authenticate such transaction document or such other document contemplated.

(b) Electronic Delivery. Delivery of a copy of a transaction document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.PDF”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SOUTHERN SAUCE COMPANY, INC.		SHEN KUN INTERNATIONAL LIMITED

By:	/s/ John Vogel	By:	/s/ Wang Chen
	John Vogel, Chief Executive Officer		Wang Chen, Chief Executive Officer

SHEN KUN ACQUISITION SUB LIMITED		SHENGKAI (TIANJIN) CERAMIC VALVES CO., LTD.

By:	/s/ John Vogel	By:	/s/ Wang Chen
	John Vogel, Chief Executive Officer		Wang Chen, Chief Executive Officer

TIANJIN SHENGKAI INDUSTRIAL
TECHNOLOGY DEVELOPMENT CO., LTD.

		By:	/s/ Wang Chen
Wang Chen, Chairman and Chief Executive Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

PARENT CONTROLLING SHAREHOLDERS:		SHEN KUN SHAREHOLDERS:

VISION OPPORTUNITY CHINA LP		LONG SUNNY LIMITED

By:	/s/ Adam Benowitz	By:	/s/ Wang Chen
	Adam Benowitz, Authorized Signatory		Wang Chen, Chief Executive Officer

CASTLE BISON, INC.,		GROSS PROFIT HOLDINGS LIMITED

By:	/s/ Raul Silvestre	By:	/s/ Zhao Yanqiu
	Raul Silvestre, President		Zhao Yanqiu, Director

MARTIN SUMICHRAST		RIGHT IDEA HOLDINGS LIMITED

/s/ Martin Sumichrast		By:	/s/ Ji Haihong
Ji Haihong, Director

RALPH OLSON		MIAO YANG

/s/ Ralph Olson		/s/ Miao Yang

ZHANG YING

/s/ Zhang Ying

CHEN FANG

/s/ Chen Fang

WU YANPING

/s/ Wu Yanping

LIU NAIFAN

/s/ Liu Naifan

EXHIBIT A

SECURITIES PURCHASE AGREEMENT

Please refer to Exhibit 4.2 of the Form 8-K

EXHIBIT B

CAPITALIZATION TABLE

PIPE
Conversion Price	$2.5357	per share of common
Warrant A	$3.5200	120%

Current Cap Structure

		Preferred	Warrant A @	Post-financing		With Financing from All Warrants
	Common	A	$3.52	# of shares	%	# of shares	%

Long Sunny BVI	17,400,000			17,400,000	62.08%	17,400,000	49.24%
Wang Chen	6,960,000			6,960,000	24.83%	6,960,000	19.69%
Foreigner	10,440,000			10,440,000	37.25%	10,440,000	29.54%
Right Idea BVI	1,350,000			1,350,000	4.82%	1,350,000	3.82%
Groom Profit BVI	1,350,000			1,350,000	4.82%	1,350,000	3.82%
Zhang Ying	135,000		106,534	135,000	0.48%	241,534	0.68%
Miao Yang	135,000		106,534	135,000	0.48%	241,534	0.68%
Chen Fang	30,000			30,000	0.11%	30,000	0.08%
Wu Yanping	75,000			75,000	0.27%	75,000	0.21%
Liu NaiFan	75,000			75,000	0.27%	75,000	0.21%

Vision		5,915,526	7,098,632	5,915,526	21.11%	13,014,158	36.83%

Shell	1,562,500			1,562,500	5.57%	1,562,500	4.42%

Total	22,112,500	5,915,526	7,311,700	28,028,026	100.00%	35,339,726	100.00%

EXHIBIT C

FORM OF ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

Please refer to Exhibit 3.4 of the Form 8-K

EXHIBIT D

SCHEDULE 14F-1

Please refer to the Schedule 14f-1 filed with SEC on June 10, 2008.

EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

Please refer to Exhibit 4.4 of the Form 8-K

EXHIBIT F

FORM OF OPINION OF COUNSEL TO PARENT

EXHIBIT G

FORM OF OPINION OF BVI COUNSEL TO THE SHEN KUN COMPANIES

EXHIBIT H

FORM OF OPINION OF PRC COUNSEL TO THE SHEN KUN COMPANIES

EXHIBIT I

INTELLECTUAL PROPERTY TRANSFER AGREEMENT

Please refer to Exhibit 10.13 of the Form 8-K